Exhibit 99.1

For more information:	Investor Relations:
David Reeder	JoAnn Horne
Chief Financial Officer	Market Street Partners
EFI	415-445-3235
650-357-3500

EFI Reports Record Second Quarter Revenue of $193M, up 7%

Consistent Execution & Continued EMEA Expansion Drive 16% Non-GAAP EPS Growth

Fremont, Calif. – July 17, 2014 – Electronics For Imaging, Inc. (Nasdaq: EFII), a world leader in customer-focused digital printing innovation, today announced its results for the second quarter of 2014.

For the quarter ended June 30, 2014, the Company reported record second quarter revenue of $193.0 million, up 7% compared to second quarter 2013 revenue of $180.3 million. Second quarter 2014 non-GAAP net income was $21.0 million or $0.44 per diluted share, up 15% and 16%, respectively, compared to non-GAAP net income of $18.3 million or $0.38 per diluted share for the same period in 2013. GAAP net income was $6.9 million or $0.14 per diluted share, down 27% and 30%, respectively, compared to $9.4 million or $0.20 per diluted share for the same period in 2013.

For the six months ended June 30, 2014, the Company reported revenue of $381.7 million, up 9% year-over-year compared to $351.7 million for the same period in 2013. Non-GAAP net income was $41.3 million or $0.86 per diluted share, compared to non-GAAP net income of $34.0 million or $0.71 per diluted share for the same period in 2013. GAAP net income was $17.0 million or $0.35 per diluted share, compared to $17.8 million or $0.37 per diluted share for the same period in 2013.

“The EFI team delivered yet another solid quarter, showcasing our balanced portfolio and the benefit of the EFI ecosystem,” said Guy Gecht, CEO of EFI. “Our innovation leadership was the driving factor, with new products launched across our Industrial Inkjet and Fiery portfolios. We look for new innovations to fuel our results for the second half of the year as we help our global customer base achieve their own growth objectives.”

EFI will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI’s website at www.efi.com.

About EFI

EFI™ (www.efi.com) is a worldwide provider of products, technology, and services leading the transformation of analog to digital imaging. Based in Silicon Valley with offices around the globe, the company’s powerful integrated product portfolio includes digital front-end servers; superwide, wide-format, label, and ceramic inkjet presses and inks; production workflow, web-to-print, and business automation software; and office, enterprise, and mobile cloud solutions. These products allow users to produce, communicate and share information in an easy and effective way, and enable businesses to increase their profits, productivity, and efficiency.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “anticipate”, “believe”, “consider”, “continue”, “estimate”, “expect”, “look”, and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding EFI’s strategy, plans, expectations regarding its revenue growth, product portfolio, productivity, future opportunities for EFI and its customers, demand for products, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, unforeseen expenses; the difficulty of aligning expense levels with revenue; management’s ability to forecast revenues, expenses and earnings; any world-wide financial and economic difficulties and downturns; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; the unpredictability of development schedules and commercialization of products by the leading printer manufacturers and declines or delays in demand for our related products; changes in the mix of products sold; the uncertainty of market acceptance of new product introductions; intense competition in each of our businesses, including competition from products developed by EFI’s customers; challenge of managing asset levels, including inventory and variations in inventory levels; the uncertainty of continued success in technological advances; the challenges of obtaining timely, efficient and quality product manufacturing and supply of components; litigation involving intellectual property rights or other related matters; our ability to successfully integrate acquired businesses; the uncertainty regarding the amount and timing of future share repurchases by EFI and the origin of funds used for such repurchases; the market prices of EFI’s common stock prior to, during and after the share repurchases; the compliance with the new requirements regarding the “conflict minerals,” if they are found to be used in our products, and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Risk Factors” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at www.efi.com.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain recurring and non-recurring costs, expenses and gains. A reconciliation of the adjustments to GAAP results for the six months ended June 30, 2014 and 2013 is provided below. In addition, an explanation of how management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, the material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under “About our Non-GAAP Net Income and Adjustments” after the tables below.

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent, or non-recurring.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended December 31,
	2014	2013	2014	2013
Revenue	$192,965	$180,298	$381,653	$351,657
Cost of revenue	89,192	82,315	174,905	159,814

Gross profit	103,773	97,983	206,748	191,843
Operating expenses:
Research and development	33,650	32,092	66,723	63,159
Sales and marketing	35,485	34,512	71,789	67,248
General and administrative	15,509	13,343	32,356	27,041
Amortization of identified intangibles	5,112	4,946	9,982	9,873
Restructuring and other	1,547	1,269	2,641	3,247

Total operating expenses	91,303	86,162	183,491	170,568

Income from operations	12,470	11,821	23,257	21,275
Interest and other expense, net	(159)	(388)	(285)	(3,236)

Income before income taxes	12,311	11,433	22,972	18,039
Provision for income taxes	(5,399)	(2,009)	(5,978)	(253)

Net income	$6,912	$9,424	$16,994	$17,786

Diluted EPS calculation
Net income	$6,912	$9,424	$16,994	$17,786

Net income per diluted common share	$0.14	$0.20	$0.35	$0.37

Shares used in diluted per share calculation	47,987	48,254	48,163	48,149

Electronics For Imaging, Inc.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended December 31,
	2014	2013	2014	2013
Net income	$6,912	$9,424	$16,994	$17,786

Amortization of identified intangibles	5,112	4,946	9,982	9,873
Stock based compensation – Cost of revenue	582	382	1,114	851
Stock based compensation – Research and development	1,931	1,671	4,166	3,538
Stock based compensation – Sales and marketing	1,172	947	2,583	1,835
Stock based compensation – General and administrative	3,968	2,798	8,254	6,218
Restructuring and other	1,547	1,269	2,641	3,247
General and administrative:
Acquisition-related transaction costs	169	672	674	691
Change in fair value of contingent consideration	(1,037)	(544)	(1,594)	(806)
Litigation settlements	122	—	237	—
Sublease income related to our deferred property sale	—	(997)	—	(1,717)
Depreciation expense related to our deferred property sale	—	410	—	820
Interest and other expense, net
Interest expense related to our deferred property sale	—	611	—	1,491

Tax effect of non-GAAP adjustments	481	(3,302)	(3,719)	(9,789)

Non-GAAP net income	$20,959	$18,287	$41,332	$34,038

Non-GAAP net income per diluted common share	$0.44	$0.38	$0.86	$0.71

Shares used in diluted per share calculation	47,987	48,254	48,163	48,149

Electronics For Imaging, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2014	December 31, 2013
Assets
Cash and cash equivalents	$163,947	$177,084
Short-term investments	160,971	177,957
Accounts receivable, net	147,802	130,717
Inventories	70,518	68,345
Other current assets	45,403	46,461

Total current assets	588,641	600,564
Property and equipment, net	83,950	84,829
Goodwill	240,671	233,203
Intangible assets, net	63,674	68,722
Other assets	16,294	39,066

Total assets	$993,230	$1,026,384

Liabilities & Stockholders’ equity
Accounts payable	$80,421	$75,132
Accrued and other liabilities	115,130	121,084
Income taxes payable	2,416	4,654

Total current liabilities	197,967	200,870
Imputed financing obligation	11,991	11,500
Contingent and other liabilities	5,033	6,815
Deferred tax liabilities	4,749	6,738
Long term taxes payable	15,037	33,011

Total liabilities	234,777	258,934
Total stockholders’ equity	758,453	767,450

Total liabilities and stockholders’ equity	$993,230	$1,026,384

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net income	$16,994	$17,786
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,806	14,343
Deferred taxes	(5,951)	(7,714)
Tax benefit from employee stock plans	5,054	2,474
Excess tax benefit from stock-based compensation	(6,647)	(2,637)
Stock-based compensation	16,117	12,442
Provisions for inventory obsolescence	2,759	2,361
Provisions for bad debts and sales-related allowances	422	2,169
Contingent consideration payments related to businesses acquired	(10)	(618)
Other non-cash charges and gains	193	627
Changes in operating assets and liabilities, net of effect of acquired businesses	(10,356)	444

Net cash provided by operating activities	33,381	41,677

Cash flows from investing activities:
Purchases of short-term investments	(40,483)	(17,781)
Proceeds from sales and maturities of short-term investments	56,392	34,513
Purchases, net of proceeds from sales, of property and equipment	(10,610)	(27,324)
Businesses purchased, net of cash acquired	(6,585)	(4,533)

Net cash used for investing activities	(1,286)	(15,125)

Cash flows from financing activities:
Proceeds from issuance of common stock	11,415	7,906
Purchases of treasury stock and net share settlements	(60,761)	(17,837)
Repayment of debt assumed through business acquisitions	(519)	(1,621)
Contingent consideration payments related to businesses acquired	(2,060)	(9,998)
Excess tax benefit from stock-based compensation	6,647	2,637

Net cash used for financing activities	(45,278)	(18,913)

Effect of foreign exchange rate changes on cash and cash equivalents	46	(1,625)

Increase (decrease) in cash and cash equivalents	(13,137)	6,014
Cash and cash equivalents at beginning of quarter	177,084	283,996

Cash and cash equivalents at end of quarter	$163,947	$290,010

Electronics For Imaging, Inc.

Revenue by Operating Segment and Geographic Area

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended December 31,
	2014	2013	2014	2013
Revenue by Operating Segment
Industrial Inkjet	$93,899	$88,003	$181,843	$168,306
Productivity Software	30,760	28,509	62,453	56,238
Fiery	68,306	63,786	137,357	127,113

Total	$192,965	$180,298	$381,653	$351,657

Revenue by Geographic Area
Americas	$101,567	$100,516	$202,548	$194,413
EMEA	66,899	49,984	127,440	100,030
APAC	24,499	29,798	51,665	57,214
Japan	5,770	5,815	11,587	13,034
APAC, ex Japan	18,729	23,983	40,078	44,180

Total	$192,965	$180,298	$381,653	$351,657

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain recurring and non-recurring costs, expenses, and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses and significant recurring and non-recurring items that we believe are important to understanding financial and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our Board of Directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending on the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures

We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of amortization of acquisition-related intangibles, stock-based compensation expense, restructuring and other expenses, acquisition-related transaction expenses, costs to integrate such acquisitions into our business, changes in the fair value of contingent consideration, litigation settlement charges, imputed interest expense and depreciation, net of accrued sublease income and capitalized interest, related to the sale of our corporate headquarters facility and related land, and the tax effects of those adjustments. Effective in the first quarter of 2014, we use a constant non-GAAP tax rate of 19%, which we believe reflects the long term average tax rate based on our international structure and geographic distribution of revenue and profit.

These excluded items are described below:

•	Intangible assets acquired to date are being amortized on a straight-line basis.

•	Stock-based compensation expense recognized in accordance with ASC 718, Stock Compensation.

•	Restructuring and other expenses consists of:

•	Restructuring charges incurred as we consolidate the number and size of our facilities and, as a result, reduce the size of our workforce.

•	Acquisition-related executive deferred compensation costs, which are dependent on the continuing employment of a former shareholder of an acquired company, are being amortized on a straight-line basis.

•	Expenses incurred to integrate businesses acquired during the periods reported.

•	Acquisition-related transaction costs associated with businesses acquired during the periods reported and anticipated transactions.

•	Changes in fair value of contingent consideration. Our management determined that we should analyze the total return provided by the investment when evaluating operating results of an acquired entity. The total return consists of operating profit generated from the acquired entity compared to the purchase price paid, including the final amounts paid for contingent consideration without considering any post-acquisition adjustments related to changes in the fair value of the contingent consideration. Because our management believes the final purchase price paid for the acquisition reflects the accounting value assigned to both contingent consideration and to the intangible assets, we exclude the GAAP impact of any adjustments to the fair value of acquisition-related contingent consideration from the operating results of an acquisition in subsequent periods. We believe this approach is useful in understanding the long-term return provided by our acquisitions and that investors benefit from a supplemental non-GAAP financial measure that excludes the impact of this adjustment.

•	Imputed net expenses related to sale of building and land. On November 1, 2012, we sold the 294,000 square foot building located at 303 Velocity Way in Foster City, California, which at that time served as our corporate headquarters, along with approximately four acres of land and certain other assets related to the property, to Gilead for $179.7 million. We used the facility until October 31, 2013, for which period rent was not required to be paid. This constituted a form of continuing involvement that prevented gain recognition until the fourth quarter of 2013. Until we vacated the building, the proceeds from the sale were recognized as deferred proceeds from property transaction on our Condensed Consolidated Balance Sheet. Imputed interest expense and depreciation, net of accrued sublease income and capitalized interest, of $0.6 million was accrued during the six months ended June 30, 2013, related to the deferred property transaction.

•	Tax effect of non-GAAP adjustments

•	Effective in the first quarter and continuing for the balance of 2014, we will be using a constant non-GAAP tax rate of 19%, which we believe reflects the long term average tax rate based on our international structure and geographic distribution of revenue and profit. The long-term average tax rate is calculated in accordance with the principles of ASC 740, Income Taxes, after excluding the tax effect of the non-GAAP items described above, to estimate the non-GAAP income tax provision in each jurisdiction in which we operate.

•	The long term average tax rate assumes that the U.S. federal research and development tax credit will be retroactively re-enacted as of January 1, 2014.

•	In addition to excluding the tax effect of the non-GAAP items described above, we have excluded the following from our non-GAAP net income for the three and six months ended June 30, 2013:

•	Tax charge of $0.3 million resulting from the filing of tax returns by foreign subsidiaries for periods prior to their acquisition by EFI.

•	Tax benefit of $3.2 and $0.2 million from the retroactive renewal of both the 2012 U.S. federal research and development tax credit and certain international tax provisions, respectively, on January 2, 2013. The tax benefit for these items had been previously recognized in our non-GAAP net income for the year ended December 31, 2012.

•	Interest expense accrued on prior year tax reserves of $0.1 and $0.2 million for the three and six months ended June 30, 2013, respectively, as well as other tax benefits of $0.3 million for the three and six months ended June 30, 2013.